Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45904) of The Kroger Co. of our report dated June 1, 2004 relating to the financial statements of the The Kroger Co. Savings Plan, which appear in the Form 11-K.

/s/ Clark, Schaefer, Hackett & Co.
Cincinnati, Ohio
June 1, 2004